Exhibit 3.139

Date Filed: 03/16/2006

Business ID: 554119

William M. Gardner, Secretary of State

CERTIFICATE OF FORMATION

NEW HAMPSHIRE LIMITED LIABILITY COMPANY

THE UNDERSIGNED, UNDER THE NEW HAMPSHIRE LIMITED LIABILITY COMPANY LAWS SUBMITS THE FOLLOWING CERTIFICATE OF FORMATION:

1. The name of the limited liability company is Burlington Coat Factory of New Hampshire, LLC

2. The nature of the primary business or purposes are discount apparel retailer

3. The name of the limited liability company’s registered agent is Corporation Service Company d/b/a Lawyers Incorporating Service and the street address, town/city of its registered office is 14 Centre Street, Concord, NH 03301

4. The latest date on which the limited liability company is to dissolve is perpetual

5. The management of the limited liability company is not vested in a manager or managers.

Dated: March 13, 2006

Burlington Coat Factory Purchasing, Inc.,

member

/s/ Paul Tang
Paul C. Tang
Vice President of Member

Form SRA - Addendum to Business Organization and Registration Forms

Statement of Compliance with New Hampshire Securities Laws

1. Business Identification and Contact Information

Business Name: Burlington Coat Factory of New Hampshire, LLC

Business Address: 1830 Route 130, New Jersey, 08016

Telephone Number: (609) 387-7800

E-mail: PTang @coat.com

Contact Person: Paul C. Tang

2. Ownership interests in this business are exempt from the registration requirements of the state of New Hampshire because the business meets ALL of the following three requirements:

This business has 10 or fewer owners; and

Advertising relating to the sale of ownership interests bas not been circulated; and

Sales of ownership interests - if any- will be completed within 60 days of the formation of this business.

3. This business is not a New Hampshire corporation or limited partnership.

4. Certification of Accuracy

I certify that the information provided in this form is true and complete.

Name: Paul C. Tang Signature:

Date: March 13, 2006

/s/ Paul C. Tang

CERTIFICATE OF MERGER OF

BURLINGTON COAT FACTORY WAREHOUSE OF NASHUA, INC.

BURLINGTON COAT FACTORY WAREHOUSE OF MANCHESTER, INC.

BURLINGTON COAT FACTORY WAREHOUSE OF CONCORD, INC.

BURLINGTON COAT FACTORY WAREHOUSE OF SOUTH WILLOW. INC. AND

BURLINGTON COAT FACTORY OF NEW HAMPSHIRE, LLC

Pursuant to Sec. 304-C:21 of the New Hampshire Limited Liability Company Act, the undersigned surviving business entity submits the following Certificate of Merger for filing:

1. The name and jurisdiction of formation or organization of each business entity that is a party to the merger are:

Burlington Coat Factory Warehouse of Nashua, Inc., New Hampshire

Burlington Coat Factory Warehouse of Manchester, Inc., New Hampshire

Burlington Coat Factory Warehouse of Concord, Inc., New Hampshire

Burlington Coat Factory Warehouse of South Willow, Inc., New Hampshire

Burlington Coat Factory of New Hampshire, LLC, New Hampshire

2. An agreement of merger has been approved and executed by each business entity that is a party to the merger.

3. The name of the surviving business entity is: Burlington Coat Factory of New Hampshire, LLC.

4. The merger shall become effective on April 2, 2006.

5. The agreement of merger is on file at a place of business of the surviving business entity, which is located at 1830 Route 130, Burlington, NJ 08016.

6. A copy of the agreement of merger will be furnished by the surviving business entity, on request and without cost, to a person holding an interest in any business entity which is to merge.

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